Form C

Cover Page

Name of issuer:

OODLES CORPORATION

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 2/10/2017

Physical address of issuer:

3626 Sandalford Way
San Ramon CA 94582

Website of issuer:

http://www.oodlescorp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

107,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $107,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$107,000.00

Oversubscriptions accepted:

☐ Yes
☑ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☐ Other

If other, describe how oversubscriptions will be allocated:

Maximum offering amount (if different from target offering amount):

Deadline to reach the target offering amount:

8/25/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$5,000.00	$0.00
Cash & Cash Equivalents:	$4,896.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$19,000.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

OODLES CORPORATION

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sajal Sahay	CEO	Oodles Corporation	2017
Asheesh Baman	President & COO	Oodles Corporation	2017
Neeraja Sahay	Photographer	Moms365	2017
Arti Kapoor	CEO	New Peaks Coaching and Consulting, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sajal Sahay	Co-Founder & CEO	2017
Sajal Sahay	Treasurer	2017
Sajal Sahay	CFO	2017
Asheesh Baman	Director	2017
Asheesh Baman	President	2017
Asheesh Baman	Secretary	2017
Asheesh Baman	Chief Operating Officer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sajal Sahay	3,500,000 shares of common stock	31.82
Asheesh Barman	3,500,000 shares of common stock	31.82

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.
>
> User growth — Student Ambassadors are just that, students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative perspective of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.
>
> User engagement — Student users might not use all three tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further impacting ARPU. Lastly, being notified of deals via social media, notifications and emails at the frequency being planned might dissuade students from using the app, vs exciting them of the value being provided.
>
> Vendor relationships — New user growth and/or engagement might not suffice to keep vendors interested in the app. Also, the vendors might not react favorably to the revenue approach we've planned. The types of deals they want to put on the app, because of desired financial margins, might compete with student desires of more flexible options. Lastly, a subscription model of monthly spend might be less attractive than purely transactional relationships.

Product design — The user interface especially as relates to sharing might be difficult for students to engage with. The app might not provide enough incentive for students to open and use on a repeated basis. Not having Android developed on time could impact planned growth given it represents a majority of market share of devices at US schools. Relying on text as a medium to share might be too limiting, given that students utilize multiple other social networks to communicate with their peers. Migrating current users to expected future versions of the app on our planned roadmap may result in the loss of some of those users.

Finances — the co-founders are currently financing the on-going operations of the company by monthly loans, until fundraising is successfully completed. Too much passage of time might cause them to cease further loans. Revenue optimization might take longer than planned, further affecting the ability of the company to invest in accelerating growth. Lastly, unplanned expenses, such as the need to further enhance product features, or negotiate with the USPTO might further reduce the capacity of the company to invest in growth.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$107,000**

Use of Proceeds: These funds will be used for marketing and operational expenses. Marketing activities -- hire, train & pay student ambassadors for student recruitment; incentives for student ambassadors to use when recruiting students. Sponsor student association events for app awareness and downloads. Operations activities -- sales expenditures to visit Universities and recruit vendors for the app; product expenditures for Android app development, additional ongoing iOS & Android development needs. Key Milestones to achieve -- Android app development by August '17. University #2 determination, vendor outreach and launch by August '17. Restart University of Oregon growth in new school year September '17. University #3 determination, vendor outreach and launch by November '17.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments"

screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights before their investments converts to equity.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. Unless the investor is a Major Investor (has invested over 25k) the SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights and cannot modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock			
Other			
	11,000,000	11,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$19,000 loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman ($5.5k) and Sajal Sahay (13.5k) to provide the business with working capital, and no terms or rates are specified for those loans. The Company will repay those advances when it can afford.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$19,000 loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital, and no terms or rates are specified for those loans. The Company will repay those advances when it can afford.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.
Oodles Corporation is a California early-stage company. The company's patent pending business process enables it to offer a unique competitive advantage to retailers. The company's mobile app is built around this patent pending business process, and gives retailers a platform to publish their custom promotions and events that are instantly available for college students in their local geographic area to see and redeem. The company completed its beta testing late last year prior to formal incorporation as a corporation, and launched its Oodles app for iOS on April 12, 2017. The app for Android users will be released this Fall.

Revenue. Oodles Corporation is a pre-revenue start-up; initial focus in Spring quarter '17 was on accumulating sufficient student users of the app to begin revenue testing with the vendor partners at a operationally relevant level to their business — and the company is right on track to reach this goal. The company plans to commence revenue generation with its vendor partners upon reaching at least a 1,000 users of the app, expected sometime during Summer 2017.
We are looking at three revenue streams. The first being a monthly subscription fee to be billed to vendor partners for publishing their promotions on our Oodles app for college students to see and use, and for the social marketing activity (Marketing as a Service, aka MaaS) that we provide. The second and third revenue streams involve students sharing vendor promotions with their peers, i.e. providing recommendations to their friends to visit the vendor, and remitting the promotions themselves and/or with their peers. These revenue streams have tangible value to vendors, both from creating awareness of their establishments and offers, and actual transactions in-store.

Background.
Oodles was founded in February '17, based on the student focused three-tier value proposition of the company's patent. More detail on the three-tier process can be found in the company's inventor deck.
The "Oodles — Deals & Events" iOS app was launched at the University of Oregon in April '17 with well known restaurant, movie theater and other key vendor partners. Student ambassadors were hired to gain new users for the app, and working with the International Students Association of the University of Oregon — one of the largest student groups at the University — sponsorship of several key events completed, with the goal of growing awareness of the app with the student population.

In the two months since launch, the company has stayed right on track to achieve all the key key metrics identified for this school year in the Spring quarter go-to-market plans described in the company's investor deck. Close to a thousand students are already using the app at the engagement frequency forecasted in the company's investor deck.

Much feedback has also been gained during this time, to help with next gen product development efforts as the company plans the next phase of growth for the app, i.e., to three Universities in the upcoming Fall quarter.
The company will focus on revenue modeling and optimization during the summer quarter, with the expectation that any new University the company launches at, will have revenue generating vendor partners from the on-set.

Liquidity.
As of April 30, 2017, the company has total assets of $20,408, and total liabilities of $13,000.

The company has a monthly burn rate of approximately $5,500, which will slightly decrease over the summer months as focus shifts to product development & schools expansion. Cash on-hand is being managed to equal the exact needs for each month, and will continue to be managed this way until funding is successfully completed. Monthly loans from the company's co-founders is the sole method by which cash is being provided to the company.

The founders contributed $17,100 as paid in capital.

Historical Operation Results
As a newly formed company, Oodles Corporation has an operating expense of $9,792 as of April 2017, and has not recorded any revenue yet. Net loss from inception to April 2017 is $9,792.

Cash in Hand, Burn Rate, and Short/Mid Term Expenses.
The company's finances are very tightly managed, and the operations are run as a really lean early stage start-up. Cash on hand as of May 2, 2017 is $4,896, and monthly burn rate is around $5,500. The company's co-founders are committed to providing funds to the organization to meet expected expense needs until the financing round is successfully completed. Short term expenses (in marketing and operations) are estimated to be $14,700 for the next three months, and mid term expenses are $43,900 for the next three to six months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Asheesh Baman, certify that:

(1) the financial statements of OODLES CORPORATION included in this Form are true and complete in all material respects; and

(2) the tax return information of OODLES CORPORATION included in this Form reflects accurately the information reported on the tax return for OODLES CORPORATION filed for the fiscal year ended 2016.

Asheesh Baman
President & COO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.oodlescorp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Arti Kapoor
Asheesh Baman
Neeraja Sahay
Sajal Sahay

Appendix E: Supporting Documents



FOLLOW US FOR UPDATES
2 UPDATES 37 FOLLOWERS

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INVEST IN OODLES CORPORATION

Mobile App connecting retailers with university students

54
investors

$107,000+
raised of $107K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$2.5M valuation cap

A SAFE gives you the right to future shares in Oodles Corporation. If you invest, you're betting the company will be worth more than $2.5M in the future.

INVESTOR PERKS

$250+ A hand signed "Thank You" letter from the founders.

$500+ A hand signed "Thank You" letter from the founders and an awesome Oodles T-shirt.

$1,000+ All the perks from the $500 level plus a framed stock certificate.

$5,000+ All the perks from the $1,000 level plus a Best of California Wine Gift Basket.

$10,000+ All the perks from the $5,000 level plus an invitation to the Oodles Wefunder successful fundraising campaign celebration.

$25,000+ All the perks from the $10,000 level plus dinner with the founders in the beautiful Livermore (California) Wine Country at The Restaurant at Wente Vineyards and a flight voucher (valued at $250 maximum) for those from outside of California.

> *We promote offers from food, drink, entertainment and event vendors to students and incentivize them to go together and redeem such offers via our patent pending process. Our process creates a win-win scenario for our vendor partners and student users.*



Asheesh Barman
CO-FOUNDER, PRESIDENT & COO, OODLES CORPORATION

OUR AMBITION

Grow nationwide to college campuses around the United States.

KEY FACTS

- Successfully filed a full, non-provisional patent for the vendor promotion process that forms the basis of the value proposition of our app.
- Signed up multiple food, movie and event vendors at our first university.
- Successfully launched an iOS version of our app.
- Determined new consumer acquisition cost and mid-funnel engagement metrics as part of initial university launch.
- Hired Student Ambassadors to recruit students to download and use the app.

DOCUMENTS

Oodles_Corporation_WeFunder_Pitch_Deck_Final_PDF.pdf

oodlescorp.com *from San Ramon CA*

FOOD SOFTWARE MOBILE RETAIL B2C DISCOUNTS EVENTS FILM THEATER RECREATION FOOD TECH LIFESTYLE MARKETING SERVICES SOCIAL NIGHTLIFE RESTAURANT SAAS FOOD TRUCKS&NBSP; CAFE ADVERTISING

THE BUZZ ABOUT OODLES CORPORATION

What's not to like? Oodles does the marketing to students for us, a business reality that normally takes a lot of my very scarce time. Unlike other apps I've seen, the student gets immediate value, no matter which tier they use when they come to the store.

Stuart
Owner, Red Wagon Creamery

We're excited to be partnering with Oodles. The three-tier approach of Oodles is truly unique, and helps market our company's mission perfectly, to be the go-to place at the University of Oregon for students to go together and have a fun time. From a business perspective, the up sell opportunities we gain when the students are in the restaurant is one of key value-adds of Oodles.

Tim M.
Manager, Track Town Pizza

Successful launch of iOS application.

10% of the addressable student population now using the app.

We had our initial launch at the University of Oregon, and in just two months were able to enroll multiple well known food & entertainment vendors, get 10% of the addressable student population to download and start using the app, and hired a team of eager student ambassadors.


T-Mobile Wi-Fi 8:27 AM
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Deals
SUBWAY
SCORCHER: Free chips & drink with any sandwich*
SHARE & get your BADGE now!
Share now for your badge! = best deals!
"Click "SEE" (in app) or the link you received for details.
See
Share


T-Mobile Wi-Fi 8:28 AM
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Select Message
$
Badges
You Scored!
Oodles
SUBWAY (@ EMU) — CONGRATS! You scored the Oodles badge from Subway-EMU! Redeem it at the counter before you pay! Enjoy!

Sample Vendor Deals (screenshots)


Back
Select Message
Deals
Caspian Mediterranean Cafe
Caspian's got a great breakfast deal. Get your Oodles badge and get it now!
See
Share
Share. Go. Win.


Back
Select Message
Deals
TRACK TOWN PIZZA
There's an awesome pizza deal from Track Town! Get your Oodles badge and get it now!
See
Share
Share. Go. Win.


Back
Select Message
Deals
Here's an awesome ice cream deal from Red Wagon Creamery! Get your Oodles badge and get it now!
See
Share
Share. Go. Win.


Back
Select Message
Deals
METRO
There's an awesome movie deal at the Broadway Metro! Get your Oodles badge and get it now!
See
Share
Share. Go. Win.

Our partners love us.

Hear what our retail vendors have to say about Oodles.


student ID) for $6.00*
BIJOU
ART CINEMAS
Movie Night
$8.00 for a movie and small popcorn.

The Bijou Theater

"We're one of the oldest independent movie houses in Eugene. Oodles provides a great opportunity to continually drive awareness of the rich heritage of our theater, both to new students and current ones. The three-tier model builds from this awareness by actually incentivizing students to come and experience a movie at our landmark location."


PIZZA
FEEDING DUCKS SINCE '78

Track Town Pizza

"We're excited to be partnering with Oodles. The three-tier approach of Oodles is truly unique, and helps market our company's mission perfectly, to be the go-to place at the University of Oregon for students to go together and have a fun time. From a business perspective, the up sell opportunities we gain when the students are in the restaurant is one of key valueadds of Oodles."



Red Wagon Creamery

"What's not to like? Oodles does the marketing to students for us, a business reality that normally takes a lot of my very scarce time. Unlike other apps I've seen, the student gets immediate value, no matter which tier they use when they come to the store."

Take a closer look at our business plan.

See details about our initial launch at Oregon University and our plans for expansion.


The Problem
(Vendor)
Shoppers would be more likely to shop in stores that offer:
85%
64%
54%
• It's about getting students into the store - compelling incentives to visit a critical success factor
• Traditional advertising no longer as effective - millennials purchase based on friend's recommendations


Oodles Value Proposition
TRACK TOWN PIZZA
Medium 2-topping pizza for $11"
METRO
• Oodles provides great deals on food, social activities and events around campus
• "The more students do together, the more they get"


Our Unique Three-Tier Approach
HOT: Exclusive offer on app
HOTTER: Additional value for sharing
SCORCHING: Best value for redeeming together


IP - Patent Pending
• Marketing Benefit: Vendor can communicate Scorching tier to generate maximum student interest
• Sales Benefit: Tiered approach provides incentive for students to visit the retail outlet


Prior Test Results — University of Oregon
Student Acquisition Cost
Ambassador Sign-ups
Compensation: $14/hr
@ 4 enrollments/hr ---> $3.50/enrollment
Ambassadors on average achieved 4 enrollments/hr during test period
Student Engagement Examples
Deals — Local Mexican restaurant
~ 200 badges created over two month period
33 deals ultimately redeemed (~17% of badges created)
Event — Well Known Student Association
~ 300 total attendees
50 new student sign-ups at event


Oodles GTM
New Student Acquisition
5 Ambassadors ~ 100 sign-ups/week
Vendor Sign-ups
5+ Food/Drink
2 Movie
1+ Other Entertainment
Student Engagement Plans
In-app notifications
Daily Social Media postings (Facebook/Instagram/Twitter)
Student Events
4 Clubs sponsored University events
1-2 Student Ambassador organized events
facebook
international student

LET'S MAKE DEALS

It is a great honor that Oodles Corporation is now part of the WeFunder family. We look forward to hearing from you soon, to find out more about Oodles Corporation and our company's mission.

As we kick-off this funding round, Oodles Corporation is at an exciting juncture — we had the official launch of our mobile app initially focused on college students (at the University of Oregon) only two months ago, and are underway to achieving the many deadlines and metrics we have set for ourselves.

The business is on track, and this is in no small part due to the unique proposition our mobile app offers students at the University, and the value-add we bring to the many vendor partners with whom we have established business relationships.

Best of all, we have a patent pending for this business process which gives us the ability to scale our unique proposition, not just to the 4000+ Universities in the country but other vertical markets and consumers as well. This represents a large market size and long-term revenue opportunity! Please read our WeFunder investor deck for more specific details.

So, you're probably asking, why did two guys from the Bay Area choose the University of Oregon to launch their app? We are not only co-founders of Oodles Corporation but cousins as well, and share the same maternal grandfather who graduated from the University of Oregon in the 1920's. We chose to start at this University, not only because it is one of the tech-savviest schools in the country, but also as a way to pay homage to his legacy!

So, let's get back to metrics. Within the two months since launch, the "Oodles — Deals and Events" app has penetrated about 10% of the addressable student population. Other important metrics, like sharing with other students and redemption of deals on the app, are tracking well.

We look forward to working with you,



Asheesh & Sajal

MEET THE FOUNDERS



Asheesh Barman

Co-Founder, President & COO

- Business Development and sales experience with retailers of ~22 years.



Sajal Sahay

Co-Founder & CEO

- Mobile Ecosystem expertise for greater than 10 years.

RAISED $107,000 FROM 54 INVESTORS

John Edward Robinson

Non-profit/Legal Professional who wants to invest

Rajiv Raja

Michael Fisette

President, Fisette Financial Services

Wayne Zbytovsky

Siddharth Hadke

15 Years experience in Technology Industry with investments in technology and manufacturing sectors

Meghan McClelland

Investor, Computer Scientist, Product Manager, Mom

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

We have a patent pending three-tier process, which incentivizes consumers to share retail deals with their friends, and actually go together to the retail outlet to redeem the deal.

Our first consumers are college students, please see below for further information on why we targeted this initial vertical.

How big is the market?

The initial vertical we are focusing on is college students, and vendors in the local area around each college. There are 22 million college students in the US, and 4,000+ colleges. This already represents a billion dollar opportunity.

Who are your competitors? How are you different?

For our 1st vertical, i.e. college, the biggest competitors are delivery services like GrubHub and DoorDash. They are primarily focused on food, specifically bringing food home, while we focus on bringing the student and their friends to the retail outlets (i.e. food, movies, other entertainment, etc.) to have an enjoyable experience. The tiered structure of our patent pending process also ensures that students get the best possible value. While students are in the outlet, they also present an up-sell opportunity to the vendor.

What do you understand about your business that others don't get?

The majority of retail vendors are unsophisticated in their digital strategy. And, they have unnecessarily made their core strength, i.e. the investment in their bricks-and-mortar outlets into a perceived weakness. We will help them acclimatize to the new normal of digital + bricks-and-mortar being the ideal omni-channel experience for their consumers, while driving incremental sales and profit.

What's your biggest risk? What keeps you up at night?

Trying to do too much too fast. It is critical we understand and prioritize the key factors that drive consumer behavior. This is why both of us as co-founders spend as much time (60% each week) at the actual University we've launched at, both of us talking to students and vendors every day and understanding their pain points and how to ensure that our solution best helps solve these pain points.

How will you make money?

Each step of the three-step patent pending process we've developed is monetizable. Please refer to our investment deck for further information.

How do you acquire customers?

We utilize on-campus student ambassadors to recruit students on the app. We supplement this on-campus recruitment with on-line advertising and event sponsorship. Student ambassadors are a very cost effective way to acquire new users in the initial phase of our company, as the value to the consumer they introduce the app to is immediately understood and appreciated. We have seen this first hand with the hundreds of students we have spoken with personally.

ASK A QUESTION

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ASK QUESTION

Matthew Menster Jun 21

Please elaborate on the relationship between the 2 founders. How long have you known each other? What have you worked on together in the past, if anything? etc..



Sajal Sahay Co-Founder & CEO FOUNDER Jun 21

Awesome question, thanks for asking it Matthew! Asheesh and I have known each other all our lives. See our intro letter above for more detail. :)

The beauty of our relationship is the complementary work experiences. Asheesh is a 20+ year veteran of retail business relationships, and I have 20+ years in marketing, both B2B and B2C. Additionally, I've spent the last 10 years with a social marketing and mobile marketing focus.

Since Oodles is a B2B2C focused business, our complementary business backgrounds, and the fact that we know each other so well, enable us to quickly understand our customers (both consumers and retailers) pain points, and divvy up between the two of us who needs to do what, to drive the best possible resolution for their needs.

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Alan Goldberg Aug 13

This page shows the funds goal already achieved. Is the offering still open? How much has actually been raised? Also, is revenue from vendors the main income? Thanks.



Sajal Sahay Co-Founder & CEO FOUNDER Aug 16

Thanks for contacting us regarding investing in Oodles - Deals & Events. Yes, we've met our fundraising goal; please read the Wefunder FAQ's to see what this means for any additional interested parties. On your question of income, vendor revenue streams are important, you can refer to our investment deck for more details regarding these relationships. As the number of schools where Oodles exists grow, there may be other income streams that arise. As with other technology verticals, we are optimistic additional opportunities can emerge that we might not even know about yet.

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MORE QUESTIONS

RISKS SPECIFIC TO OODLES CORPORATION

1. Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.

2. User growth — Student Ambassadors are just that,... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Oodles Corporation is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



Arti Kapoor

Strategic Intervention Coach

Oodles Corporation

San Ramon, California • 11

Connect

Experience

Member Board Of Directors
Oodles Corporation
Apr 2017 – Present • 3 mos

President
New Peaks Coaching and Consulting, Inc.
Jul 2016 – Present • 1 yr

Strategic Intervention Coach

Co-founder & CEO
Kutunga, Inc.
Jul 2012 – Sep 2014 • 2 yrs 3 mos

Created and promoted a socially conscious digital video marketplace to connect Content creators, Consumers and Causes.

Featured Skills & Endorsements

Non-profits · 2	Anil Pandey PMP and 1 connection have given endorsements for this skill
Online Publishing · 2	Anil Pandey PMP and 1 connection have given endorsements for this skill
Fundraising · 2	Anil Pandey PMP and 1 connection have given endorsements for this skill

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Contact and Personal Info

Arti's Profile

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Student at UC Berk

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Founder, President & CEO @ MHI (Myhighschoolinternship.org)-World's First Massive Open Online Internships (MOOI) Academy

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3rd

Asheesh Barman

Social Facilitator & Retail Defender

Oodles Corporation • The Johns Hopkins University

San Francisco Bay Area • 328

Send InMail

Expert in bringing consumers together to enjoy amazing retail experiences via a unique and patented set of incentives.

See more

Experience

Co-Founder, President & COO
Oodles Corporation
Feb 2016 – Present • 1 yr 5 mos
San Ramon, CA

Oodles Corporation promotes deals from food, drink, entertainment and event vendors to students and incentivizes them to go together and redeem such promotions via our patent pending business process. Our unique business process creates a win-win scenario for our vendor partners and student users. Check out our "Oodles – Deals & Events" mobile app to see how it works!

(former app known as TextMuse-Oregon)

Member Board Of Directors
New Peaks Coaching and Consulting, Inc.
Jul 2016 – Present • 1 yr

Chief Information Officer
Acutrack, Inc.
Nov 2009 – Feb 2017 • 7 yrs 4 mos
Livermore, CA

Responsible for shaping and executing Acutrack's IT strategy to meet overall business needs and objectives; including company's customer care, billing, and ordering systems; data center; desktops; internal telephony; and other corporate systems.

Member Board Of Directors
Kutunga, Inc.
Jul 2012 – Oct 2014 • 2 yrs 4 mos

Helped create a socially conscious digital video marketplace to bring together Content creators, Consumers and Causes.

Executive Vice President
Acutrack, Inc.
Jan 2000 – Oct 2009 • 9 yrs 10 mos

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Education

The Johns Hopkins University
BS, Biomedical Engineering & Electrical Engineering
1990 – 1994

Featured Skills & Endorsements

E-commerce · 15	Ron Burnett and 14 connections have given endorsements for this skill
Dvd · 12	Jagdish Jois and 11 connections have given endorsements for this skill
Digital Media · 9	Kent Gustavson, PhD and 8 connections have given endorsements for this skill

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Contact and Personal Info

Asheesh's Profile and Websites

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Learn the skills Asheesh has

Affiliate Marketing: Advertising
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PowerPoint 2016: Audio and Video In Depth
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3rd

Saj Sahay

Executive Management

Oodles Corporation • The University of Chicago

San Francisco Bay Area • 269

Send InMail

Expert in bringing consumers together to enjoy amazing retail experiences via a unique and patented set of incentives.

See more

Experience

Co-Founder/CEO
Oodles Corporation
Feb 2016 – Present • 1 yr 5 mos
San Francisco Bay Area

Co-founder and CEO.

Oodles Corporation promotes deals from food, drink, entertainment and event vendors to students and incentivizes them to go together and redeem such promotions via our patent pending business process. Our unique business process creates a win-win scenario for our vendor partners and student users. Check out our "Oodles - Deals & Events" mobile app to see how it works!

(former app known as TextMuse-Oregon)

Media (1)

Oodles_Logo_BIG_final

Head Of Marketing
Twin Prime - A Salesforce Company
Jan 2015 – Feb 2016 • 1 yr 2 mos
San Francisco Bay Area

Twin Prime was purchased by Salesforce.

SVP Marketing
Fairchild - now part of ON Semiconductor
Nov 2013 – Dec 2014 • 1 yr 2 mos
San Francisco Bay Area

Fairchild was purchased by ON Semiconductor.

VP Marketing
Mobilisafe
Nov 2011 – Nov 2013 • 2 yrs 1 mo
Greater Seattle Area

Mobilisafe was purchased by Rapid7.

VP Marketing
HP
Dec 2010 – Nov 2011 • 1 yr
San Francisco Bay Area

Palm mobile devices business unit.

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Education

The University of Chicago
Bachelor's degree, Economics
1986 – 1990
Activities and Societies: Phi Delta Theta fraternity. Alumni Board of Governors Vice-President, 2006-2012.

Stanford University Graduate School of Business
d.School of Design
2014 – 2014

IESE Business School
Master of Business Administration (MBA), Marketing/Marketing Management, General
1992 – 1994

Contact and Personal Info
Saj's Profile and Birthday
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Learn the skills Saj has

Blogging for Your Business
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